   As filed with the Securities and Exchange Commission on December 12, 2000
                                                        Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                          WYNDHAM INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)


            Delaware                                     94-2878485
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)

         1950 Stemmons Freeway                              75207
               Suite 6001                                 (Zip Code)
              Dallas, Texas
(Address of principal executive offices)

                          Wyndham International, Inc.
                              1997 Incentive Plan
                           (Full title of the plan)


                               Fred J. Kleisner
                     President and Chief Executive Officer
                       1950 Stemmons Freeway, Suite 6001
                             Dallas, Texas  75207
                                (214) 863-1000
                  (Name and address, including zip code, and
                    telephone number of agent for service)

                                   Copy to:
                           N. Kathleen Friday, P.C.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201-4675
                                (214) 969-2800
                            ______________________
                        CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum        Proposed Maximum        Amount of
        Title of Securities            Amount to be       Offering Price Per      Aggregate Offering      Registration
         to be Registered             Registered (1)          Share (2)               Price (2)                Fee
 -----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
 $0.01 per share ("Class A Common            3,400,000                   $1.66              $5,644,000           $1,490
 Stock")
 =======================================================================================================================

(1) Issuable upon exercise of options available for grant under the Wyndham International, Inc. 1997 Incentive Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment to the provisions of the Wyndham International, Inc. 1997 Incentive Plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the aggregate exercise price for shares of Class A Common Stock issuable upon the exercise of options already granted and is based upon the average of the high and low sales prices of the Class A Common Stock of Wyndham International, Inc. on December 12, 2000, as reported by the New York Stock Exchange.

================================================================================

Incorporation of Documents by Reference
---------------------------------------

        This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on July 6, 1999. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-82325), filed with the Securities and Exchange Commission on July 6, 1999, are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings assigned to them in the incorporated document.

Amendment to the 1997 Incentive Plan
------------------------------------

        An amendment to the Wyndham International, Inc. 1997 Incentive Plan, as amended and restated as of June 29, 1999 (the "Plan"), was approved by the Registrant's stockholders at the Registrant's annual meeting on May 26, 2000. The amendment increases the number of shares available for grant under the Plan to an amount equal to 7.5% of the shares of the Registrant's Class A Common Stock determined on a fully diluted basis. For purposes of the amendment, "fully diluted basis" means the assumed conversion of all outstanding shares of the Registrant's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the assumed exercise of all outstanding stock options and the assumed conversion of all units of partnership interest in Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. that are subject to redemption.

Exhibits
--------

        See Index to Exhibits, attached hereto.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2000.

                              WYNDHAM INTERNATIONAL, INC.


                              By:  /s/ FRED J. KLEISNER
                                  ------------------------------------------
                                  Fred J. Kleisner
                                  Chairman of the Board and Chief
                                  Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Wyndham International, Inc., hereby constitute and appoint Fred J. Kleisner as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as directors and officers to enable Wyndham International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2000.

Signature                      Title
---------                      -----


/s/ FRED J. KLEISNER           Chairman of the Board and Chief Executive
--------------------------     Officer (Principal Executive Officer)
Fred J. Kleisner


/s/ RICHARD A. SMITH           Executive Vice President and Chief
--------------------------     Officer (Principal Financial Officer and
Financial Richard A. Smith     Principal Accounting Officer)


--------------------------     Director
Karim Alibhai


/s/ LEON D. BLACK              Director
--------------------------
Leon D. Black


/s/ LEONARD BOXER              Director
--------------------------
Leonard Boxer

/s/ NORMAN BROWNSTEIN          Director
--------------------------
Norman Brownstein


/s/ JAMES D. CARREKER          Director
-------------------------
James D. Carreker


/s/ STEPHEN T. CLARK           Director
-------------------------
Stephen T. Clark


/s/ MILTON FINE                Director
-------------------------
Milton Fine


/s/ PAUL FRIBOURG              Director
-------------------------
Paul Fribourg


/s/ SUSAN T. GROENTEMAN        Director
-------------------------
Susan T. Groenteman


/s/ THOMAS H. LEE              Director
-------------------------
Thomas H. Lee


-------------------------      Director
Alan M. Leventhal


-------------------------      Director
William L. Mack


/s/ LEE S. NEIBART             Director
-------------------------
Lee S. Neibart


/s/ MARC J. ROWAN              Director
-------------------------
Marc J. Rowan


/s/ ROLF E. RUHFUS             Director
-------------------------
Rolf E. Ruhfus

/s/ SCOTT A. SCHOEN            Director
-------------------------
Scott A. Schoen


/s/ SCOTT M. SPERLING          Director
-------------------------
Scott M. Sperling


/s/ SHERWOOD M. WEISER         Director
-------------------------
Sherwood M. Weiser

                               INDEX TO EXHIBITS


Exhibit
Number       Description of Exhibits
-------      -----------------------

  4.1*       Amendment No. 1 to the Wyndham International, Inc. 1997 Incentive
             Plan.

  4.2 Wyndham International, Inc. 1997 Incentive Plan, as amended and restated as of June 29, 1999 (incorporated by reference to Exhibit
             10.20 to the Company's Annual Report on Form 10-K filed on March 30, 2000).

  5*         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

  23.1*      Consent of PricewaterhouseCoopers LLP.

  23.2*      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
             Exhibit 5 filed herewith).

  24.1*      Powers of Attorney (included on signature pages hereto)

_____________________
*Filed herewith.